                                                                   EXHIBIT 10.11

                            EQUIPMENT LEASE AGREEMENT


                                                                        No. 0554

                  THIS LEASE is made on the 25th day of August, 1997, by and between Union Bank of California N.A., hereinafter called "Lessor," and The Pathways Group, Inc., hereinafter called "Lessee." It is hereby mutually agreed:

                                   WITNESSETH:

                  1. Lease. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to hire from Lessor the unit or units of equipment, machinery or other personal property (hereinafter called "equipment") described in the Equipment Lease Schedule or Schedules (hereinafter called "Schedule") executed by the parties concurrently herewith or hereafter with reference hereto. Each such Schedule shall be a separate lease upon the terms contained herein and in the Schedule.

                  2. Term. The term of any lease hereunder for a unit or units of equipment shall commence upon delivery to Lessee of the equipment described on the Equipment Lease Order and shall end at the expiration of the term stated in the Schedule.

                  3. Rent. The rent for equipment described in the Schedule shall be the amount stated in the Schedule. Lessee shall pay Lessor the total rental without demand in installments in advance, commencing the date of actual delivery of the equipment, without deduction or offset, in the amounts and at the times set forth in the Schedule. Rent shall be payable to Lessor or its assignee (at such place a Lessor or its assignee may from time to time designate in writing) and shall not abate for any reason during the term.

                  4. Licensing, Registration and Taxes. Lessee shall obtain such licensing and registration of the equipment as is required by law. In addition to rent, Lessee shall pay and discharge when due all license, registration and other fees, all assessments, sales, use, property, and other taxes, together with any fines, penalties or interest applicable thereto, now or hereafter imposed by any state, Federal or local government upon or on account of the equipment, or the acquisition, purchase, leasing, use, possession or operation thereof, whether or not measured by rental income received by Lessor, (EXCLUDING, however, income taxes based on net income or gross receipts or gross income of Lessor), and whether the same be payable by or assessed to Lessor or Lessee; provided, however, if under local law or custom such payments may be made only by Lessor, Lessee shall promptly notify Lessor and shall reimburse Lessor, upon demand for all payments thereof made by Lessor. If by law any such fee or tax is billed to Lessor, Lessee at its expense will do any and all things required to be done by Lessor in connection therewith and in payment thereof.

                  5. No Warranties by Lessor. Lessee acknowledges that Lessor is not the manufacturer or vendor of the equipment, and that LESSOR MAKES NO WARRANTY, REPRESENTATION, OR PROMISE, EXPRESS OR IMPLIED, AS TO THE CONDITION, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER CONCERNING THE EQUIPMENT OR THE MATERIALS OR WORKMANSHIP IN THE EQUIPMENT, OR THAT THE EQUIPMENT IS FREE OF DEFECTS OR WILL SATISFY ANY REQUIREMENT FOR SPECIFIC MACHINERY OR CAPACITY OR SPECIAL METHODS, ALL WARRANTIES BEING THEREBY EXPRESSLY DISCLAIMED. Lessor shall have no obligation to install, erect, test, adjust or service the equipment. Responsibility for all matters regarding the equipment is to be borne by Lessee at its sole risk and expense. Lessee may obtain whatever installation and service to the equipment the manufacturer or vendor customarily renders, provided that no such installation or service be at the expense of Lessor. Lessee hereby waives any claim it might have against Lessor for any loss, damage, or expense caused by the equipment or by any defect therein, use or maintenance thereof or servicing or adjustment thereto. During the period of any lease hereunder in which Lessee renders faithful performance of its obligations, Lessor hereby assigns to Lessee any factory or dealer warranty Lessor may have on the equipment covered by any lease hereunder. All such warranties are for the benefit of both parties. Lessee shall make and enforce claims on any such warranty at Lessee's expense. Lessor may but shall have no obligation whatsoever to claim on or enforce any warranty. Any monetary recovery on any warranty shall be paid to Lessee and Lessor. Proceeds of a warranty recovery shall be applied first to satisfy any interest of Lessor and any remainder paid to Lessee.

                  6. Lessee's Inspection, Defects, and Indemnity. All equipment leased will be selected by Lessee who shall select the manufacturer and the vendor thereof. Lessee agrees Lessor shall have no duty or obligation whatsoever to inspect any equipment. Promptly after delivery, prior to use, and prior to executing the Equipment Lease Schedule, Lessee shall inspect for defects and test the equipment at Lessee's expense. Lessee agrees to notify Lessor in writing of any defect in or objection to the equipment. If Lessee fails to make complaint, the equipment shall be deemed to be in good condition and without defect. Lessee agrees to defend at its own cost and to indemnify and hold harmless Lessor, its agents and employees, from and against any and all loss, claims, costs, expenses (including attorneys fees and legal expense), damages, and liabilities of every kind, for injury to or death of any person or damage to any property, arising out of or connected with any latent or other defect in the equipment or any part thereof, irrespective of whether such losses, claims, costs, expenses, damages or liabilities were actually or allegedly caused wholly or in part by any act, failure to act, or negligence of Lessor or any of its agents or employees, or whether responsibility therefor is based on strict liability imposed upon Lessor.

                  "The equal employment opportunity clauses of Executive Orders 11246 (as amended by Executive Order 11375 and including signers certification hereby that its does not maintain segregated facilities), 11625 (relating to minority business enterprise). Section 503 of the Rehabilitation Act of 1973 as amended, Section 402 of the Viet Nam Era Veterans Readjustment Assistance Act of 1974, written Affirmative Action Compliance Program and all subsequent orders related to equal employment opportunities and implementing rules and regulations of the Secretary of Labor are incorporated herein by reference to the extent such orders are applicable to signer in connection with this lease."

                  7. Location, Use. All equipment shall be leased by Lessee for use in Lessee's business and shall be permanently kept and maintained at the location shown on the Schedule. Equipment may be re-located by Lessee with Lessor's prior written consent. On demand, Lessee shall give Lessor written notice of the exact location of any or all equipment. Lessee agrees to use equipment only for the purposes for which it was manufactured.

                  Lessee shall not affix or attach any equipment to real property or other personal property without the prior written consent of Lessor. Lessee shall obtain written agreements, releases and waivers, in form and substance acceptable to Lessor, from all parties interested in any such realty or other personal property (whether as owner, lien holders, or otherwise) providing that all equipment shall remain personal property of Lessor and subject to the lease thereof even though so affixed or attached, and that all or part of said equipment may be removed or at the Lessor's option abandoned in place.

                  Lessee shall use due care in connection with and shall comply with all laws, ordinances and regulations relating to the possession, use, operation or maintenance of equipment, and shall make any modification thereof or addition now or hereafter required by any law, ordinance or regulation at Lessee's expense. Lessor may at any time during normal business hours enter the premises where the equipment may be located, for the purpose of examining the equipment to insure compliance by Lessee with its obligations under any lease made hereunder.

                  8. Repairs, Alterations. Lessee, at its expense, shall keep and maintain the equipment in good repair, condition and working order and shall keep the equipment protected from the elements. Lessee shall not make any alterations, additions or improvements to the equipment without the prior written consent of Lessor. All alterations, additions and improvements shall be made at Lessee's expense and shall on installation become part of the equipment and the property of Lessor.

                  9. Insurance. Lessee, at its expense, agrees to procure and maintain insurance in the amounts and covering the risks as Lessor from time to time requires, including but not limited to the insurance specified in the Equipment Lease Schedule. Lessee shall comply with all requirements necessary to maintain all such insurance in force during the entire term of the lease and until Lessee returns the equipment to Lessor. All such insurance shall be in the joint names of Lessor and Lessee and shall be in a form and with companies acceptable to Lessor. All policies shall provide that insurance may not be altered or canceled without ten (10) days prior written notice to Lessor. Lessee shall furnish such evidence of insurance and terms and conditions of policies as Lessor may require. Public liability and property damage insurance maintained by Lessee shall inure first to the benefit of Lessor to the full extent of its liability, if any, and the remainder to the benefit of Lessee. The proceeds of any theft, fire, extended coverage, collision or any other insurance providing coverage to risks to equipment shall be payable solely to Lessor and shall be applied to Lessor in accordance with the provisions of this lease. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment, and in Lessee's name, execute and endorse all documents, checks and drafts for loss, damage, or return premium, under any insurance.

                  10. Damage or Destruction. Commencing at the time such risks pass to Lessor from the manufacturer or vendor of the equipment and continuing during the term and until Lessee returns the equipment to Lessor, Lessee assumes the entire risk of loss, theft or destruction of, and damage to, all equipment leased hereunder, from every cause whatsoever, whether or not covered by insurance, and no such event shall release or relieve Lessee from its obligation to pay rent or to perform any of its lease obligations. Lessee agrees to give Lessor written notice forthwith upon the occurrence of any such event. Should one or more units of leased equipment suffer damage, or be lost, stolen, or destroyed, for each such unit Lessee shall, at Lessor's option, either:

                  (a) Repair each unit damaged at Lessee's expense and the amount of insurance proceeds, if any, paid on policies of insurance maintained by Lessee shall be applied to the cost of such repair; or

                  (b) Replace the equipment with similar equipment, acceptable to Lessor, at Lessee's expense, in which event the lease shall continue for such equipment, and the amount of insurance proceeds, if any, received by Lessor for such unit on policies of insurance maintained buy Lessee shall be paid to Lessee; or

                  (c) Pay Lessor the stipulated loss value specified in the Schedule for the unit, and the lease of such unit of equipment and rental therefor shall terminate with respect to the item of equipment for which Lessee has paid. Lessee shall be entitled to receive any salvage value, and the amount of insurance proceeds, if any, received by Lessor for such unit on policies of insurance maintained by Lessee shall be paid to Lessee.

                  If the lease of any one or more but not all units of a lot of multiple units leased pursuant to a single Schedule shall terminate pursuant to the foregoing provisions, the lease of the remaining units of equipment covered by such Schedule shall nevertheless continue in full force and effect.

                  11. Indemnity. Lessee agrees to defend at its own cost and to indemnify and hold harmless Lessor, its agents and employees, from and against any and all loss, claims, costs, expenses (including attorneys fees and legal expense), damages and liabilities of every kind, however arising or caused, resulting directly or indirectly from or in any manner connected with or pertaining to the equipment, or any part thereof, or ownership, shipment, transportation, delivery, possession, use, condition (including without limitation, latent or other defects, whether or not discoverable by Lessor), location, maintenance or operation thereof (including, without limitation, such loss, claims, costs, expenses, damages and liabilities due to the death of or injury to Lessee or Lessor, their agents or employees or any third person or damage to the property of Lessee or Lessor, their agents or employees or any third person), irrespective of whether such losses, claims, costs, expenses, damages or liabilities were actually or allegedly caused wholly or in part by any act, failure to act, or negligence of Lessor or any of its agents or employees, or whether responsibility therefore is based on strict liability imposed upon Lessor.

                  12. Default. Time is of the essence. Non-payment or delay by Lessee in the payment of any rental or any other sum payable hereunder or under any lease for more than ten days, or non-performance or failure by Lessee to fully perform any covenant, condition or obligation required of Lessee hereunder or under any lease, or cancellation of coverage by any carrier of insurance required hereunder or under any lease, shall constitute a total breach and default by Lessee. If Lessee shall cease to do business or become insolvent, or if an assignment for the benefit of creditors is made by Lessee, or if Lessee commits any act of bankruptcy, or if any proceeding in bankruptcy, insolvency, reorganization, arrangement, receivership, or proceeding for the benefit of creditors is instituted by or against Lessee, or if any levy or seizure is made on any unit of equipment, or if a receiver or trustee is appointed to take possession of any unit of equipment, such event shall constitute a total breach and default by Lessee. Acceptance of payment shall not constitute a waiver of any default.

                  In the event of default by Lessee, to the extent permitted by applicable law, Lessor may exercise part or all of any one or more of the following rights and remedies at any time and in any order separately or concurrently with respect to any or all leases hereunder:

                  (a) Declare immediately due and payable, and upon demand Lessee will pay, all the rent then unpaid for the full remaining term on any or all of the equipment leased to Lessee as Lessor may elect. Payment by Lessee shall not terminate the lease of such equipment or Lessor's right to recover possession of such equipment at the expiration of the term or sooner if Lessee shall continue in default or suffer any subsequent default.

                  (b) Require Lessee to assemble and turn over to Lessor any or all of the equipment leased to Lessee as Lessor may elect. On demand of Lessor therefor, Lessee agrees to assemble and turn over such equipment to Lessor and if Lessee fails to do so, Lessor shall have the right to recover and Lessee will immediately pay Lessor, in addition to any other amount, an amount equal to the stipulated loss value specified in the applicable Schedules for the time period immediately following the last time period for which rent has been paid.

                  (c) Take possession of any or all equipment leased, having for such purpose the right to enter upon any premises where equipment may be without any court order or other process of law and repossess and remove said equipment, either with or without notice to Lessee, using all force permitted by law so to do. Lessee waives all claims for damages because of entry or taking possession, whether or not Lessee was in default at the time, if Lessor reasonably believed that Lessee was in default. Taking possession of equipment shall not terminate the lease thereof unless Lessee is given a written notice electing such termination by Lessor. Absent such written notice, the lease thereof shall remain in effect and Lessee shall remain liable for all payments to be made thereunder.

                  (d) From time to time, with or without notice to Lessee and without terminating the lease thereof, re-let all or part of the equipment to any other person or persons at such rental and upon such covenants and conditions as Lessor shall determine for a term or terms of any duration which may extend beyond the expiration date of the term specified on the applicable lease. If Lessor re-lets any of the equipment and the rentals received therefrom be less than that agreed to be paid by Lessee on the applicable lease, Lessee shall be liable for such deficiency which shall be paid monthly or from time to time at Lessor's option. Notwithstanding any such reletting of equipment without termination, Lessor may at any time thereafter by written notice to Lessee elect to terminate Lessee's lease thereof for such previous default and enforce its rights on termination.

                  (e) Sell all or any part of the equipment at a public or private sale held with or without notice to Lessee. Sale of a unit of equipment shall constitute an election by Lessor to terminate the Lease as to such unit and Lessor may enforce its rights on termination. If Lessor sells any part of the equipment, the parties agree that the proceeds of sale, less an allowance to Lessor on account of the residual value of the equipment sold, shall be deemed to be the then reasonable rental value of such equipment for the balance of the stated term.

                  (f) At any time and from time to time, terminate any or all or any part of such leases as to such equipment as Lessor may elect. On termination, in addition to its rights to recover any other amounts, Lessor shall have the right to recover from Lessee, and Lessee will immediately pay Lessor, the worth at the time of such termination, of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the lease for the equipment concerned for the balance of the stated term thereof over the then reasonable rental value of such equipment for the same period. If the lease of any one or more but not all units of a lot of multiple units leased pursuant to a single Schedule shall be terminated by Lessor pursuant to the foregoing provisions, the lease of the remaining units of equipment covered by such Schedule shall nevertheless continue in full force and effect.

                  (g) Pursue any other remedy which Lessor may have hereunder, under any other agreement with Lessee, or under the law. Lessor's rights and remedies are cumulative and not alternative and may be enforced separately or concurrently. Partial exercise of any right or remedy shall not preclude other or further exercise thereof or of any other right or remedy. In addition to any other amounts, Lessee shall be liable for and shall pay all costs and expenses of Lessor in repossessing, transporting, storing, repairing, leasing, selling, or otherwise handling said equipment, and the reasonable attorneys' fees and legal expenses actually incurred by Lessor in exercising rights and remedies.

                  13. Non-Waiver. Any forbearance, failure or delay by Lessor in exercising any right or remedy hereunder or under any lease shall not be deemed to be a waiver of such right or remedy or of any default by Lessee, and any single or partial exercise of any right or remedy shall not preclude the further exercise thereof. No waiver of any of Lessee's obligations shall occur and all rights and remedies of Lessor shall remain in full force and effect unless specifically waived in writing signed by a duly authorized officer of Lessor.

                  14. Assignment by Lessor. Lessor may assign, pledge or in any other way transfer any lease hereunder or any interest therein, either in whole or in part (all of the foregoing being herein referred to as "assignment"), without notice to Lessee. In the event of such assignment, no breach or default by Lessor of any lease hereunder or of any other agreement between Lessee or Lessor shall excuse performance by Lessee of any lease obligation to the assignee. No assignee shall be obligated to perform any covenant, condition or obligation required to be performed by Lessor unless the assignee assumes the Lessor's obligations in writing, except that if Lessor has paid the amount of any advance rent or security deposit to an assignee, such assignee shall be obligated to pay Lessee any amount thereof remaining at the termination of the lease and Lessor shall have no liability to Lessee for repayment thereof. The right of an assignee to receive the rentals or to receive the equipment upon termination of any lease hereunder shall be free of all defenses, setoffs and counterclaims which Lessee may be entitled to assert against Lessor, but Lessee may separately assert such claims against Lessor. No alteration or modification of any lease hereunder may be made without the written consent of the assignee of such lease after Lessee receives notice of the assignment thereof.

                  15. Assignment by Lessee. Lessee shall not sell, assign, pledge, hypothecate, or in any other way transfer any lease hereunder, or any interest therein, nor sublet, lend, hypothecate, or in any other way transfer any equipment, or any interest therein, or part with possession or control of any equipment without the prior written consent of Lessor. Consent to any of the foregoing acts shall not constitute or be deemed to be consent to any other or subsequent act.

                  16. Ownership by Lessor. Title to the equipment shall at all times remain in Lessor and the equipment shall at all times remain the sole and exclusive property of Lessor. Lessor may grant third parties a security interest in any equipment and in such event, Lessee agrees to execute any document reasonably required by Lessor in connection therewith. Lessee shall prominently affix to the equipment and maintain any labels, plates or other markings from time to time provided by Lessor stating that the equipment is owned and leased by Lessor and shall keep equipment free and clear of all liens, claims, and charges incurred by Lessee.

                  17. Surrender, Holdover. Upon the expiration or termination of any lease hereunder, Lessee shall return each item of equipment to Lessor, free of all advertising or insignia placed thereon by Lessee, and in good condition, repair and working order, ordinary wear and tear excepted. The equipment shall be returned by Lessee at Lessee's expense, by delivering the equipment to any location selected by Lessor within the State of California, notwithstanding that the equipment may have been relocated with Lessor's consent. If equipment is returned in condition other than as stated herein, Lessee shall pay for the necessary repairs to place it in such condition. Any holding of equipment by Lessee beyond the term of any lease hereunder, shall, at Lessor's option, be deemed an extension of the original lease on a month-to-month basis, and all obligations of Lessee shall continue during such holding over. During any such holding over, Lessor may terminate such lease upon thirty days written notice to Lessee.

                  18. Financial Reports. Lessee shall give Lessor a copy of Lessee's annual financial and profit and loss statements as soon as available and in any event within 120 days after the end of each fiscal year of Lessee, and such other financial information, statements and reports as Lessor may from time to time request.

                  19. Attorneys Fees. In the event any action or proceeding is brought to enforce the rights or obligations of the parties hereunder, or under any Equipment Lease Order, or under any lease, the prevailing party in such action, in addition to any other relief, shall be entitled to recover its reasonable attorneys fees and legal expense incurred.

                  20. Notices. All notices required or permitted under any lease hereunder shall be sufficient if delivered personally or mailed to the party at the address hereinafter set forth, or at such other address as either party may designate in writing from time to time. Any such notice shall be effective forty-eight (48) hours after it has been deposited in the United States mail, duly addressed, and postage prepaid.


       Union Bank of California, N.A.        The Pathways Group, Inc.
       Equipment Leasing Department

       LESSOR                                LESSEE


                  21. Nature of Transaction. Lessor makes no representation, express or implied, concerning the nature or effect of transactions hereunder for tax or other purposes.

                  22. General Provisions. Lessor shall not be liable to Lessee for any loss or damage of any kind by reason of delay or failure in delivery of any equipment. Lessee shall pay all shipping charges and other expenses incurred in connection with the delivery of the equipment to Lessee not paid by the vendor.

                  Lessee shall give Lessor written notice forthwith in the event any levy, lien, claim, or charge is imposed upon or asserted against any leased equipment. Should Lessee fail to pay any sum or perform any act required of Lessee, Lessor may, but shall not be obligated to, make such payment or perform such act without thereby waiving the default. Lessee will reimburse Lessor for any expense or liability incurred by Lessor in so doing, together with interest thereon at the rate of 10% per annum, payable on demand. If any installment of rent is not paid within ten days after it is due, Lessee agrees to pay Lessor a delinquency charge in an amount equal to 5% of such installment. Lessor has no obligation to accept late payment.

                  Lessee agrees to execute and deliver to Lessor such notices, statements and other documents as Lessor may require to affirm or give notice of the interest of Lessor in any lease or equipment. Lessor is authorized to insert at any time in any Equipment Lease Order or any Schedule any information, date or amount intended by the parties to be inserted therein. No officer, employee or agent of Lessor shall have the power to waive any of the terms or provisions hereof or to incur additional obligations on behalf of Lessor unless such waiver or additional obligations are evidenced by an agreement in writing signed by a duly authorized officer of Lessor.

                  Default by Lessor under any lease shall not excuse performance by Lessee under any other lease. When more than one party signs as Lessee, they shall be jointly and severally liable to Lessor. All of Lessee's covenants hereunder and under each lease shall survive the delivery and return of the equipment leased.

                  Paragraph headings are not a part of this agreement.

                  The Equipment Lease and all Schedules hereunder and any assignments thereof shall be governed by the laws of the State of California. Lessee agrees to perform its obligations to Lessor and that Lessor may enforce same in the County of Diego, State of California. If any provision of this agreement or of any lease hereunder violates any law, such provisions shall be considered annulled and deemed severable from the remaining provisions which shall remain in full force and effect. The attached Addendum A is incorporated herein.

                  IN WITNESS WHEREOF, the parties have executed this lease on the day and year first written above.


         LESSEE                               LESSOR

The Pathways Group, Inc.                      Union Bank Of California, N.A.

By  /s/ Mark T. Schuur                        By
  -------------------------------               ---------------------------
Mark T. Schuur                                James F. Nese
Treasurer                                     Assistant Vice President

                            THE PATHWAYS GROUP, INC.
                                CORPORATE OFFICE
                              14201 NE 200th Street
                              Woodinville, WA 98072
                 Telephone(206) 483-3411 Facsimile(206) 485-4476




September 16, 1997                                         VIA AIRBORNE EXPRESS



Mr. Jim Nese
Assistant Vice President, Equipment Leasing Department
UNION BANK OF CALIFORNIA 550 South Hope St., 3rd Floor Los Angeles, CA 90071

Dear Jim:

Enclosed please find two signed originals of each of the following lease documents:

1.  Equipment Lease Agreement No. 0554
2.  Addendum A to Equipment Lease Agreement No. 0554
3.  Addendum B to Equipment Lease Agreement No. 0554

Please sign where indicated on all of the above, retain one executed set for your files, and return one fully executed original set to my attention.

Thank you for your cooperation.

Yours very truly,

/s/ Mark T. Schuur

Mark T. Schuur
Chief Financial Officer

Encl.

                                   ADDENDUM A

                                       TO

                            EQUIPMENT LEASE AGREEMENT

                                    NO. 0554


This Addendum is a part of the above described Equipment Lease Agreement, dated August 25, 1997 between Union Bank of California, N.A. as Lessor and The Pathways Group, Inc. as Lessee.

1. The following clause is inserted between the word "lease," and the word "or" in the second sentence of Paragraph 12 of the lease:

                  or default by Lessee under any note or other agreement now existing or hereafter made with Lessor or any affiliate of Lessor

2. The phrase "affiliate of Lessor" as used in previous paragraph means any entity which controls, is controlled by, or is under common control with Lessor. In the previous sentence, an entity controls another if it owns, directly or indirectly, 25 % or more of the voting stock or other equity interest of the entity.


UNION BANK OF CALIFORNIA, N.A.              THE PATHWAYS GROUP, INC.


By:                                         By: /s/ Mark T. Schuur
   --------------------------                  ---------------------------
         Jim Nese                                   Mark T. Schuur
Title:  Assistant Vice President            Title:  Treasurer

                                   ADDENDUM B

                                       TO

                            EQUIPMENT LEASE AGREEMENT

                                    NO. 0554


This Addendum is a part of the above described Equipment Lease Agreement, dated August 25, 1997 between Union Bank of California, N.A. as Lessor and The Pathways Group, Inc. as Lessee.



         Fair Market Value Purchase Option. Provided that the Equipment Lease Agreement has not earlier been terminated and no Event of Default as defined in the Equipment Lease Agreement, or other event of Default, has occurred and is continuing, Lessee may, by giving written notice to Lessor not less than 180 days prior to the expiration of the lease term, purchase all, but not than all, of the Equipment for the greater of the Equipment, s then Fair Market Value or 16.67 % of the original Equipment cost as funded by Lessor. Fair Market Value shall be determined on the basis of, and shall be equal in amount to, the value which would be obtained in an arm's length transaction between an informed and willing buyer-user (other than (i) a Lessee currently in possession an (ii) a used equipment dealer) under no compulsion to sell.




UNION BANK OF CALIFORNIA, N.A.              THE PATHWAYS GROUP, INC.


By:                                         By: /s/ Mark T. Schuur
   --------------------------                  ---------------------------
         Jim Nese                                   Mark T. Schuur
Title:  Assistant Vice President            Title:  Treasurer

September 8, 1997



Mark T. Schuur, CFO
The Pathways Group Inc.
14201 NE 200th St.
Woodinville, WA 98072-8444

Dear Mr. Schuur:

         We are pleased to confirm the availability of a Conditional Sales Lease (the "Lease") not to exceed Four Hundred Thousand Dollars ($400,000.00) to The Pathways Groups Inc. ("Lessee"). The Lease is subject to the terms and conditions detailed below:

TERMS:


                  Amount:           $400,000.00
                  Maturity:         September 1, 2000
                  Purpose:          Leasing of office furniture and equipment.

CONDITIONS:

23. Lessee agrees to execute Bank's standard lease documentation. This letter is supplemental to such documentation.

24. Promptly upon request, Lessee to provide any financial information reasonably requested by Bank.

25. Lessee to provide Bank with a copy of Lessee's audited financial statement within 120 days of each calendar/fiscal year end.

26. Lessee to provide Bank with a copy of Lessee's company prepared financial statement within 60 days after each calendar/fiscal quarter end.

27. Lessee will maintain at all times unencumbered and unrestricted liquid assets in an aggregate amount equal to at least $800,000.00. Liquid assets shall mean immediately available: cash, bank deposits or accounts; obligations of or guaranteed by the U.S. Government or an agency thereof rated BBB or above; stocks, bonds and other debt instruments regularly traded on the New York, American or NASDAQ stock exchange with a price per share not less than $7.50 per share and which can be readily converted into cash. In the event of violation of this requirement, Lessee shall have fifteen (15) days from date of the default to provide additional cash collateral sufficient to fully secure all direct outstanding obligations to Union Bank of California.

28. Specific funding under each lease contemplated under this agreement will require the concurance of the Bank's Equipment Leasing Department.

29. Lessee will give a written notice to Bank within fifteen (15) days after occurrence of:

         (a) Any substantial dispute between Lessee and any regulatory body of law enforcement authority;

         (b) Any event of default under the Conditional Sales Lease or under any other financing agreement with any other financial institution, or any event which with the giving of notice or lapse of time or both, would become an event of default;

         (c) Any other matter which has resulted or might result in a material adverse change in Lessee's financial condition or operation; and

         (d) Any change in Lessee's name or principal place of business.

                  If the foregoing terms and conditions are satisfactory to you, indicate your acceptance of this commitment by signing, dating, and returning the enclosed copy of this letter to us no later than September 23, 1997.

                                          Yours truly,

                                          UNION BANK OF CALIFORNIA

                                          /s/ Todd Sundquist
                                          Todd Sundquist
                                          Vice President


ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


Accepted on this   19th    day of   September        , 1997


The Pathways Group, Inc.


   /s/ Mark T. Schuur
-------------------------------
Title:  Chief Financial Officer

February 25, 1998

Mark T. Schuur, CFO
The Pathways Group, Inc.
14201 N. E. 200th Street
Woodinville, WA 98072

Dear Mark:

Please find enclosed an Authorization To Obtain Credit, Grant Security, Guarantee Or Subordinate relating to your company's lease with Union Bank of California. At your earlier convenience, please initial where indicated confirming your role as both CFO and Treasurer of the company. This change will bring the subject document into agreement with other lease documents.

Please also find enclosed a revised Covenant Agreement letter reflecting an increase in your company's Minimum Liquidity Requirement. Please sign the form where indicated and return to me as soon as convenient. Upon receipt, we will immediately increase credit card limits for certain of your firm's officers, per your request.

Thank you.

Sincerely,



/s/ Tod Sundquist
T. C. (Tod) Sundquist
Vice President

Enclosures

February 25, 1998



Mark T. Schuur, CFO
The Pathways Group Inc.
14201 NE 200th ST
Woodinville, WA 98072-8444

Dear Mr. Schuur:

This Covenant Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more and to include extensions of credit under Conditional Sales Leases, collectively referred to as the "Loan") from Bank to Borrower.

The Loan is evidenced by one or more Loan or Conditional Sales Lease agreements or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Loan"). Any financial statement required by this Agreement must be prepared in accordance with generally accepted accounting principles and in a form satisfactory to the Bank. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

Liquidity Requirement

Borrower will maintain at all times unencumbered and unrestricted liquid assets in an aggregate amount equal to at least $850,000.00. Liquid assets shall mean immediately available: cash, bank deposits or accounts; obligations of or guaranteed by the U.S. Government or an agency thereof; stocks, bonds and other debt instruments regularly traded on the New York or American stock exchanges or NASDAQ with a price per share not less than $7.50 and which can be readily converted into cash. In the event of viola tion of this liquidity maintenance provision, Borrower shall have fifteen days from the event of default to provide additional cash collateral sufficient to fully secure all outstanding obligations to the Bank.

Financial Statements and Tax Returns


Borrower to provide Bank with a copy of Borrower's self-prepared financial statement, including balance sheet and income statement, within 30 days of each quarter end. Borrower to provide Bank with a copy of Borrower's CPA audited financial statement within 120 days after each fiscal year end.



This requirement does not express or imply and obligation on Bank's part to extend any credit to any party for any duration whatsoever.

This Covenant Agreement supersedes and replaces in its entirety that certain letter from Bank to Borrower dated September 8, 1997.

Sincerely,



/s/ Tod Sundquist

T.C. (Tod) Sundquist
Vice President

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Accepted and Agreed

The Pathways Group, Inc.("Borrower")


By: /s/ Mark T. Schuur
   -------------------------------
   Mark T. Schuur, CFO/Treasurer


                                       -2-